EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Confirms New Gold-Silver Target at Eureka Project

Rock Samples Include 750 g/t Silver and 55 g/t Gold

Coeur d’Alene, Idaho – February 2, 2023 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce that it has identified a new high-grade gold and silver target in the New York Canyon claim block of its 100%-controlled Eureka Project in Nevada (Figure 1). Recent mapping and sampling in the historical mining area have identified a new drill target with outcropping high-grade gold and silver mineralization. The Company’s follow-up exploration will prioritize a cluster of high-grade rock chip samples around the historical Eureka, Eureka Giant, and Seventy-Six Mines (Figures 2 and 3), where results included high gold values of 55, 32, 23.3, 22.5, and 14.95 g/t, along with numerous other samples in the 0.5 to 5.0 g/t range, and high silver values of 750*, 582.5, 558, 555, and 299 g/t, along with many other samples exceeding 50 g/t silver.

The New York Canyon target area is in the heart of the historical Eureka mining district, which was noted for its carbonate-replacement deposits (CRD) of silver, lead, and zinc before large-scale gold mineralization was known in the area. I80 Gold Corp. is actively drilling high-grade CRD-type silver-rich mineralization at the nearby Ruby Hill Mine (approximately 3km northwest), and Paycore Minerals has recently reported deep intercepts of silver and gold-rich CRD mineralization at the Fad Shaft (approximately 2km west-northwest).

Table 1 – Selected high-grade rock samples from New York Canyon target area

Sample ID	Au (g/t)	Ag (g/t)	Pb (%)	Zn (%)	Cu (%)	Company
8150A	55.00	246	0.76	0.57	0.29	Timberline
8251	32.00	555	0.60	0.48	0.26	Timberline
8173	22.50	178	0.49	0.31	0.14	Timberline
8255	23.3	558	0.94	0.65	0.33	Timberline
8150B	14.95	251	0.50	0.25	0.15	Timberline
667_NY	0.09	750	0.43	n/a	n/a	Historical*
8306	0.497	583	0.14	0.07	0.44	Timberline
8253	1.93	299	0.68	0.57	0.35	Timberline
8174	0.21	157	0.12	8.40	0.83	Timberline
8315	0.53	n/a	7.16	0.38	n/a	Timberline
8264	0.56	145	5.17	0.02	0.03	Timberline
* - See Notes on Disclosure of Historical Estimates Below

The New York Canyon target lies near the northern end of Timberline’s 70 km2 Eureka project, and where prospectors staked some of the first claims in the district in the 1860s. The early miners pursued the high grades of silver, lead, and zinc (with gold credits) associated with the CRD’s. Exploration companies returned to the area in the 1980s and 1990s, evidenced by the rock samples and drillholes shown on Figures 2 and 3, but the patented claims over this particular target restricted access during that period. Timberline now controls the patented claims at New York Canyon and plans to aggressively explore the high-grade, gold-silver bearing structures during 2023.

Figure 1 – Timberline’s Eureka Project Showing Major Targets and Patented Claims

Patrick Highsmith, Timberline’s President and CEO commented, “The patented mining claims in New York Canyon were among the very first claims staked in the Eureka District in the 1860s. The outcropping high-grade silver and gold target has been unavailable for modern exploration due to the fragmented claim ownership. Now that we have consolidated and control these claims, we plan to drill these targets. Our recent sampling confirms historical data in the area reflecting high-grade CRD-type silver-lead-zinc mineralization and overprinting Carlin-type gold hosted in the Hanson Creek formation. The alteration is intense along large northwest trending faults, and significant potential exists for larger volumes of mineralization in the underlying Ordovician rocks that are important hosts to mineralization at the Ruby Hill Mine.”

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Figure 2 - Detailed Target Map of New York Canyon

N
Timberline RESOURCES
Eureka Giant
Seventy-Six
Eureka
Ag: 299 g/t
Ag: 750 g/t
Ag: 380 g/t
Ag: 251 g/t
Ag: 256 g/t
Ag: 555 g/t
Au: 15 g/t
Au: 55 g/t
Ag: 339 g/t
Au: 22.5 g/t
Ag: 286 g/t
Au: 12.8 g/t
New York Canyon Claim Block
NY Canyon Rock Samples
Timberline
Historical Samples
Rock Sample Silver (g/t)
Symbol Color Code (g/t)
<1 g/t
1 to 10
10 to 50
50 to 100
100 to 250
>= 250
Historical drillholes
Historical Mines
Timberline Property Block
Timberline Patented Claims
Roads
US Hwy 50
0
0.5Km
* - See Notes on Disclosure of Historical Estimates Below
20230201 NYC Rock Geochem Ag over ortho.pex

Geology and Geochemistry of the New York Canyon Targets

The rocks in New York Canyon are dominated by the Ordovician-aged Eureka Quartzite and the Hanson Creek formation. The Eureka Quartzite is an important marker in the district since it makes prominent outcrops, but it is not a significant host of gold or silver mineralization. The overlying Hanson Creek formation hosts most of the mineralization in New York Canyon. It is a highly-fractured and brecciated gray to black dolomite, except where altered and iron stained.

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Around the historical mine workings and when highly mineralized, as in these rock samples, the Hanson Creek is often bleached and decalcified or “sanded”. Iron staining is intense close to mineralization due to oxidation of the sulfide minerals. Strong silver and gold values often occur in gossans, which are likely the result of oxidation of semi-massive to massive CRD-related sulfides. The decalcification and structurally controlled gold mineralization in the Hanson Creek is characteristic of Carlin-type systems.

The geochemistry of the New York Canyon mineralization differs from the recently drilled Water Well Zone deposit because it contains evidence of both silver-dominant CRD’s and Carlin-type gold. In addition to the lead, zinc, and copper, the high-grade samples reported here are commonly high in arsenic, antimony, thallium, mercury, barium, and sometimes bismuth and molybdenum. Such complex geochemistry may represent overprinting mineral systems wherein the earlier CRD mineralization enriched the rocks in silver, base metals, arsenic, antimony, bismuth, and molybdenum, and the later Carlin-type gold bearing fluids used the same structures to infuse more arsenic, antimony, thallium, barium, and mercury.

Ordovician Pogonip Group rocks occur to the west of the Eureka Quartzite and dip east beneath the areas of historical mining and recently discovered high-grade gold and silver. The Pogonip Group includes the Goodwin and Ninemile formations, which are known to be important host rocks at the Ruby Hill Mine.

Prominent northwest-striking faults offset the contacts between these Ordovician rocks and appear to be important controls of gold and silver mineralization in the northern reaches of New York Canyon. This area has seen less modern exploration due to the privately-held patented claims, and it will be a focus in Timberline’s 2023 work program.

The 2023 drill program will test this extensive area of outcropping gold, silver, and base metal mineralization, which consists of mineralized veins, breccias, and structures, as well as the underlying, highly prospective Goodwin and Ninemile formations at depth. Timberline will continue to map and model these structures in the subsurface to aid in targeting. Figure 3 shows the gold and silver values from rock chip sampling overlain on the geology of the New York Canyon target area.

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Figure 3 - Gold and Silver in Rock Samples with Geology

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Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

The results reported here are from rock chip samples collected by Timberline personnel or previous explorers of the area. These samples were collected from outcrops during reconnaissance and mapping traverses, but often not from systematic channel sampling, hence no thickness of mineralization is implied from these results. While Timberline qualified persons have not been able to confirm specific sample sites (1980s and 1990s), the companies and the geologists at the time are believed to have been applying standard practices of the period. Qualified persons from Timberline visited the area to assess the target and supervise the collection of more samples, which have confirmed the high-grade nature of the mineralization and its areal extent. Personnel from Timberline transported the new samples to Timberline’s secure Eureka facility, where the samples were further described and/or photographed before being delivered to ALS USA Inc. (ALS) for sample preparation in Elko, Nevada. ALS is a leading international provider of assay and analytical data to the mining industry. All ALS geochemical hub laboratories, including the Nevada facility, are accredited to ISO/IEC 17025:2017 for specific analytical procedures.

The Timberline rock samples were assayed by ALS for gold by fire assay of a 30-gram charge with an AA or ICP-ES finish (ALS code Au-AA23). The overlimits for gold samples assaying above 10 g/t were determined by a 30-gram fire assay with gravimetric finish. Silver and other trace elements (up to 33 elements) were determined by four-acid digestion and ICP-ES finish (code ME-ICP61). Satisfactory results were achieved for all quality control samples related to the data reported herein.

* - Notes on the disclosure of historical estimates:

These sample details were sourced from the physical and electronic databases of Pathfinder Exploration and Cyprus Minerals documenting their exploration in the area, which were acquired when Timberline acquired Staccato Gold Resources Ltd. in 2010 (the “Data Source”). These samples are considered ‘historical estimates’ by National Instrument 43-101. Management, including Steven Osterberg, Vice President Exploration of Timberline, has reviewed the Data Source and determined it to be adequately reliable so as to provide relevant narrative in respect of the Eureka project. Key assumptions, parameters and methods used in connection with the disclosure include that the previous explorers contracted with reliable Nevada based mineral exploration laboratories to analyze the rocks by standard analytical methods, such as fire assay for gold and silver and acid digestion/AA ICP-AES or AA methodologies for silver and other metals.  A qualified person of Timberline has not yet done sufficient exploration and analysis to classify the historical estimate as current, and the Company is not treating the historical estimate as current. The Company’s current sampling and proposed exploration of the New York Canyon target has confirmed the presence of mineralization of similar tenor to that reported in the historical estimate, and ongoing work will seek to further verify the results of prior exploration.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. Dr. Osterberg is not independent of the Company as he is an officer.

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About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 27 square miles (70 square kilometers).

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state’s highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol “TLRS” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel: 208-664-4859

Forward-looking Statements:

Statements contained herein that are not based on current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to: statements regarding the Eureka Project resources, exploration targets, and discovery potential, as well as statements regarding future extraction operations. When used herein, the words “anticipate”, “believe”, “estimate”, “upcoming”, “plan”, “target”, “intend”, “growth”, and “expect” and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payments due, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

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